                                                                    Exhibit 23.4


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement Nos. 33-58300, 33-47530 and 333-4530 of Unitrin, Inc. on Form S-8, of our report dated February 13, 1996 (relating to the financial statements of Western Atlas Inc. and subsidiaries not presented separately herein) and our report dated September 19, 1996 (relating to the financial statements of Litton Industries, Inc. and subsidiaries not presented separately herein) appearing in this Annual Report on Form 10-K/A of Unitrin, Inc. for the year ended December 31, 1996.

                                                  Deloitte & Touche LLP


Los Angeles, California
September 22, 1997